UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 28, 2014

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53473	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01  Other Events.

It has come to our attention that the version of Articles of Incorporation filed as Exhibit 3.1 to the S-1 Registration Statement filed with the Securities and Exchange Commission (“SEC”) on May 2, 2008 does not accurately reflect our actual Articles of Incorporation filed with the Secretary of State of Nevada.  The S-1 and the exhibits thereto were filed by previous management prior to the change in control in the company in connection with the share exchange transaction disclosed in our Form 8-K filed with the SEC on November 24, 2010.  Although the version of the Articles of Incorporation filed with the S-1 correctly reflects that our total number of shares of stock authorized for issuance is 75,000,000 shares with par value $0.001 per share, it incorrectly reflects that those shares consist of 70,000,000 shares of common stock and 5,000,000 shares of preferred stock.  In actuality, we have 75,000,000 shares of common stock authorized and no shares of preferred stock authorized.  As reflected in our ongoing filings with the SEC, there are no shares of preferred stock issued or outstanding and we have never attempted to designate or issue any class of preferred stock or issue any securities convertible into preferred stock.

The correct version of our Articles of Incorporation, as originally filed with the Secretary of State of Nevada, is included with this current report as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits.

3.1

Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: January 29, 2014	By: /s/ John Brda
John Brda
President

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